As filed with the Securities and Exchange Commission on November 21, 2011

Registration No. 333-176678

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RPX Corporation

(Exact name of registrant as specified in its charter)

Delaware	6794	26-2990113
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

One Market Plaza

Suite 700

San Francisco, CA 94105

(866) 779-7641

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John A. Amster

Chief Executive Officer

RPX Corporation

One Market Plaza

Suite 700

San Francisco, CA 94105

(866) 779-7641

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert V. Gunderson, Jr., Esq. Bennett L. Yee, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, CA 94063 (650) 321-2400	Martin E. Roberts, Esq. RPX Corporation One Market Plaza Suite 700 San Francisco, CA 94105 (866) 779-7641	Douglas D. Smith, Esq. Stewart L. McDowell, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8200

Approximate date of commencement of proposed sale to the public: September 16, 2011.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-176678

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended (the “Securities Act”), solely to add exhibits to the Registration Statement on Form S-1 (Registration No. 333-176678) filed with the Securities and Exchange Commission on September 12, 2011, which was declared effective on September 15, 2011 (the “Effective Registration Statement”).

The Effective Registration Statement included certain financial information. The Interactive Data Files that correspond to the financial information presented in the Effective Registration Statement were attached as Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to a Current Report on Form 8-K (File No. 001-35146) filed with the Securities and Exchange Commission on September 16, 2011 and referenced in the Final Prospectus filed with the Securities and Exchange Commission on September 16, 2011.

The Interactive Data Files are attached as exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to this Post-Effective Amendment No. 1 and are incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

		Filed Herewith	Previously Filed
Description

1.1	Form of Underwriting Agreement		X

3.1	Amended and Restated Certificate of Incorporation of the Registrant		X

3.2	Amended and Restated Bylaws of the Registrant		X

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Form of Common Stock Certificate evidencing shares of common stock of the Registrant		X

4.3	Amended and Restated Investors’ Rights Agreement by and among the Registrant, John Amster, Geoffrey T. Barker, Eran Zur and the Investors (as defined therein), dated as of July 15, 2009		X

4.4	Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement, dated as of November 12, 2010		X

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP regarding legality		X

10.1	Form of Indemnification Agreement between the Registrant and each officer and director		X

10.2	Employment Offer Letter by and between the Registrant and John Amster, dated as of August 9, 2008		X

10.3	Employment Offer Letter by and between the Registrant and Geoffrey Barker, dated as of August 10, 2008		X

10.4	Employment Offer Letter by and between the Registrant and Eran Zur, dated as of August 10, 2008		X

10.5	Employment Offer Letter by and between the Registrant and Henri Linde, dated as of October 8, 2008		X

10.6	Revised Employment Offer Letter by and between the Registrant and Adam Spiegel, dated as of February 10, 2010		X

10.7	Employment Offer Letter by and between the Registrant and Mallun Yen, dated as of October 25, 2010		X

10.8	Director Offer Letter by and between the Registrant and Shelby Bonnie, dated as of January 29, 2011		X

10.9	Director Offer Letter by and between the Registrant and Sanford R. Robertson, dated as of March 2, 2011		X

10.10	2008 Stock Plan, as amended		X

10.11	Form of Notice of Stock Option Grant (Early Exercise) and Stock Option Agreement under 2008 Stock Plan		X

		Filed Herewith	Previously Filed
Description

10.12	Form of Notice of Stock Option Grant and Stock Option Agreement under 2008 Stock Plan		X

10.13	Form of Notice of Stock Option Exercise (Early Exercise) under 2008 Stock Plan		X

10.14	Form of Notice of Stock Option Exercise under 2008 Stock Plan		X

10.15	2011 Equity Incentive Plan		X

10.16	Form of Notice of Stock Option Grant and Stock Option Agreement under 2011 Equity Incentive Plan		X

10.17	Form of Notice of Stock Option Grant (Non-Employee Directors) and Stock Option Agreement (Non-Employee Directors) under 2011 Equity Incentive Plan		X

10.18	Form of Notice of Stock Unit Award and Stock Unit Agreement under 2011 Equity Incentive Plan		X

10.19	Compensation Program for Non-Employee Directors		X

10.20	Reference is made to Exhibit 4.3

10.21	Reference is made to Exhibit 4.4

10.22	Series C Preferred Stock Purchase Agreement by and between the Registrant and the Investors, as defined therein, dated as of November 12, 2010		X

10.23	Stock Repurchase Agreement by and between the Registrant and John Amster, dated as of November 12, 2010		X

10.24	Stock Repurchase Agreement by and between the Registrant and Geoffrey Barker, dated as of November 12, 2010		X

10.25	Stock Repurchase Agreement by and between the Registrant and Steve Waterhouse, dated as of November 12, 2010		X

10.26	Stock Repurchase Agreement by and between the Registrant and Eran Zur, dated as of November 12, 2010		X

10.27	Common Stock Purchase Agreement by and among the Registrant and the Investors (as defined therein), dated as of April 7, 2011		X

10.28	Form of Lock-Up Agreement, entered into by MHV Partners LLC and Sanford R. Robertson		X

10.29	Sublease by and between Registrant and Sedgwick, Detert, Moran & Arnold LLP, dated as of September 29, 2009		X

10.30	Office Lease Agreement between Registrant and PPF Paramount One Market Plaza Owner, L.P., dated as of July 28, 2010		X

21.1	List of subsidiaries of the Registrant		X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm		X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)		X

24.1	Power of Attorney (contained in the signature page to this registration statement)		X

		Filed Herewith	Previously Filed
Description

101.INS	XBRL Instance Document	X

101.SCH	XBRL Taxonomy Extension Schema	X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	X

101.DEF	XBRL Taxonomy Extension Definition Linkbase	X

101.LAB	XBRL Taxonomy Extension Label Linkbase	X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 21, 2011.

RPX CORPORATION

By:	/s/ John A. Amster
John A. Amster
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

* John A. Amster	Chief Executive Officer; Director (Principal Executive Officer)	November 21, 2011

* Adam C. Spiegel	Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2011

* Geoffrey T. Barker	Chief Operating Officer; Director	November 21, 2011

* Eran Zur	President; Director	November 21, 2011

* Izhar Armony	Director	November 21, 2011

* Shelby W. Bonnie	Director	November 21, 2011

* Randy Komisar	Director	November 21, 2011

* Thomas O. Ryder	Director	November 21, 2011

* Sanford R. Robertson	Director	November 21, 2011

* Giuseppe Zocco	Director	November 21, 2011

*By:	/s/ Martin E. Roberts Martin E. Roberts Attorney-in-Fact

EXHIBIT INDEX

		Filed Herewith	Previously Filed
Description

1.1	Form of Underwriting Agreement		X

3.1	Amended and Restated Certificate of Incorporation of the Registrant		X

3.2	Amended and Restated Bylaws of the Registrant		X

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Form of Common Stock Certificate evidencing shares of common stock of the Registrant		X

4.3	Amended and Restated Investors’ Rights Agreement by and among the Registrant, John Amster, Geoffrey T. Barker, Eran Zur and the Investors (as defined therein), dated as of July 15, 2009		X

4.4	Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement, dated as of November 12, 2010		X

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP regarding legality		X

10.1	Form of Indemnification Agreement between the Registrant and each officer and director		X

10.2	Employment Offer Letter by and between the Registrant and John Amster, dated as of August 9, 2008		X

10.3	Employment Offer Letter by and between the Registrant and Geoffrey Barker, dated as of August 10, 2008		X

10.4	Employment Offer Letter by and between the Registrant and Eran Zur, dated as of August 10, 2008		X

10.5	Employment Offer Letter by and between the Registrant and Henri Linde, dated as of October 8, 2008		X

10.6	Revised Employment Offer Letter by and between the Registrant and Adam Spiegel, dated as of February 10, 2010		X

10.7	Employment Offer Letter by and between the Registrant and Mallun Yen, dated as of October 25, 2010		X

10.8	Director Offer Letter by and between the Registrant and Shelby Bonnie, dated as of January 29, 2011		X

10.9	Director Offer Letter by and between the Registrant and Sanford R. Robertson, dated as of March 2, 2011		X

10.10	2008 Stock Plan, as amended		X

10.11	Form of Notice of Stock Option Grant (Early Exercise) and Stock Option Agreement under 2008 Stock Plan		X

10.12	Form of Notice of Stock Option Grant and Stock Option Agreement under 2008 Stock Plan		X

10.13	Form of Notice of Stock Option Exercise (Early Exercise) under 2008 Stock Plan		X

10.14	Form of Notice of Stock Option Exercise under 2008 Stock Plan		X

		Filed Herewith	Previously Filed
Description

10.15	2011 Equity Incentive Plan		X

10.16	Form of Notice of Stock Option Grant and Stock Option Agreement under 2011 Equity Incentive Plan		X

10.17	Form of Notice of Stock Option Grant (Non-Employee Directors) and Stock Option Agreement (Non-Employee Directors) under 2011 Equity Incentive Plan		X

10.18	Form of Notice of Stock Unit Award and Stock Unit Agreement under 2011 Equity Incentive Plan		X

10.19	Compensation Program for Non-Employee Directors		X

10.20	Reference is made to Exhibit 4.3

10.21	Reference is made to Exhibit 4.4

10.22	Series C Preferred Stock Purchase Agreement by and between the Registrant and the Investors, as defined therein, dated as of November 12, 2010		X

10.23	Stock Repurchase Agreement by and between the Registrant and John Amster, dated as of November 12, 2010		X

10.24	Stock Repurchase Agreement by and between the Registrant and Geoffrey Barker, dated as of November 12, 2010		X

10.25	Stock Repurchase Agreement by and between the Registrant and Steve Waterhouse, dated as of November 12, 2010		X

10.26	Stock Repurchase Agreement by and between the Registrant and Eran Zur, dated as of November 12, 2010		X

10.27	Common Stock Purchase Agreement by and among the Registrant and the Investors (as defined therein), dated as of April 7, 2011		X

10.28	Form of Lock-Up Agreement, entered into by MHV Partners LLC and Sanford Robertson		X

10.29	Sublease by and between Registrant and Sedgwick, Detert, Moran & Arnold LLP, dated as of September 29, 2009		X

10.30	Office Lease Agreement between Registrant and PPF Paramount One Market Plaza Owner, L.P., dated as of July 28, 2010		X

21.1	List of subsidiaries of the Registrant		X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm		X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)		X

24.1	Power of Attorney (contained in the signature page to this registration statement)		X

101.INS	XBRL Instance Document	X

101.SCH	XBRL Taxonomy Extension Schema	X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	X

101.DEF	XBRL Taxonomy Extension Definition Linkbase	X

101.LAB	XBRL Taxonomy Extension Label Linkbase	X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	X